Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-133439 and 333-138744) and on Form S-8 (No. 333-91120) of MarkWest Energy Partners, L.P. of our report dated March 27, 2006 relating to the financial statements of Starfish Pipeline Company, LLC, which appears in this Form 10-K/A (Amendment No. 1) of MarkWest Energy Partners, L.P.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas

March 20, 2007